UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

SINOBIOMED INC.
(Exact name of registrant as specified in its charter)

Commission File Number 333-128399

Delaware	20-1945139
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong  HKSAR
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-852-2511-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On September 15, 2010, we issued 6,666,666 shares of our common stock to two offshore entities due to the second closing of our private placement at $0.015 per share for total gross proceeds of $100,000.  We believe that the issuances are exempt from registration under Regulation S and/or Section 4(2) under the Securities Act of 1933, as amended, as the securities were issued to the entities through offshore transactions which were negotiated and consummated outside of the United States.

In relation to our private placement offering at $0.015 per share, we have paid or will be paying a cash finder’s fee in the amount of $10,000 to one individual in Hong Kong.

The proceeds from the above transaction have been or will be used for general corporate purposes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.1	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOBIOMED INC.

By:	/s/ George Yu
Name:	George Yu
Title:	Chief Executive Officer

Date: September 21, 2010

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
99.1	Form of Subscription Agreement	5

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